Exhibit 2.1
AMENDMENT NO. 1 TO
STOCK PURCHASE AGREEMENT
     THIS AMENDMENT NO. 1, dated as of April 22, 2008 (this “Amendment”), to the STOCK PURCHASE AGREEMENT dated as of February 6, 2008 (the “Purchase Agreement”) by and among MBF Healthcare Acquisition Corp., a Delaware corporation (the “Buyer”), Critical Homecare Solutions Holdings, Inc., a Delaware corporation (the “Company”), Kohlberg Investors V, L.P., (the “Sellers’ Representative”) and the other stockholders of the Company set forth on the signature pages thereto (each, together with the Sellers’ Representative, a “Seller” and collectively, the “Sellers”) is entered into by and among the Buyer, the Company and the Sellers’ Representative (on behalf of all Sellers in such capacity). Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Purchase Agreement.
     Section 2.6 of the Purchase Agreement provides the Sellers’ Representative with the authority to take any and all actions that may be necessary or desirable, as determined by the Sellers’ Representative, in its sole discretion, in connection with the amendment of the Purchase Agreement in accordance with Section 13.2 of the Purchase Agreement.
     Pursuant to Section 13.2 of the Purchase Agreement, the Sellers’ Representative (on behalf of all Sellers in such capacity) and the Buyer wish to amend certain provisions of the Purchase Agreement as provided herein.
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendment to Recitals. The first recital of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “WHEREAS, the Sellers own all of the issued and outstanding shares of Common Stock, $0.001 par value (the “Common Shares”) and shares of Series A Convertible Preferred Stock, $0.001 par value, of the Company (the “Preferred Shares” and together with the Common Shares, the “Shares”).
     2. Amendment to Article I of the Purchase Agreement. New definitions are hereby inserted alphabetically in Section 1.1 of the Purchase Agreement as follows:
     “Certificate of Designation” means the Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, $0.001 par value.
     “Common Stock Consideration” means an amount equal to the excess of (i) the Estimated Purchase Price over (ii) the Preferred Stock Consideration, if any.

     “Preferred Stock Consideration” means the product of (x) the number of shares of Preferred Stock issued and outstanding on the Closing Date and (y) the sum of the Series A Liquidation Preference (as defined in the Certificate Designation) plus all accrued and unpaid dividends per share on the Series A Preferred Stock as of such date (the “Series A Liquidation Preference”).
     3. Amendment to Section 2.1(b) of the Purchase Agreement. The last sentence of Section 2.1(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “The “Per Share Price” shall be an amount equal to the quotient obtained by dividing (a) the excess of (i) the Common Stock Consideration over (ii) the Aggregate Option Consideration by (b) the number of Common Shares outstanding as of the Closing Date (after giving effect to the Option Cancellation), including any Common Shares issued in connection with the conversion of the Preferred Stock in accordance with the Certificate of Designation.”
     4. Amendment to Section 2.2(b) of the Purchase Agreement. The last sentence of Section 2.2(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “(b) the Buyer shall pay to each Seller by wire transfer of immediately available funds to a bank account designated in writing by each such Seller (such designation to be made at least two (2) Business Days prior to the Closing Date), (x) with respect to the shares of Common Stock held by such Seller, the sum of the product of (i) the Per Share Price multiplied by (ii) the number of shares of Common Stock outstanding on the Closing Date owned by such Seller as listed on Annex A attached hereto and any Common Shares issued to such Seller in connection with the conversion of the Preferred Stock in accordance with the Certificate of Designation) and (y) with respect to the shares of Preferred Stock held by such Seller, the Series A Liquidation Preference multiplied by (B) the number of shares of Preferred Stock outstanding on the Closing Date owned by such Seller as listed on Annex A attached hereto; provided, further that, notwithstanding anything to the contrary contained herein, any portion of the Estimated Purchase Price attributable to a Special Adjustment shall be payable in either cash or Buyer’s Stock (which shall be valued at the Closing Date Value), in the Buyer’s sole and absolute discretion;”
     5. Amendment to Section 2.4 of the Purchase Agreement. Section 2.4 of the Purchase Agreement is amended by replacing the term “Estimated Purchase Price” in the third sentence thereof with the term “Common Stock Consideration and the term “Shares” in Clause (B) thereof shall be replaced with the phrase “Common Shares”.
     6. Amendment to Annexes to the Purchase Agreement.
     (a) Annex A to the Purchase Agreement is hereby replaced in its entirety with Annex A hereto as follows:

Annex A
Sellers, Shares and Preferred Stock

Seller	Common Stock	Preferred Stock
Kohlberg Investors V, L.P.	46,281,808	2,111
Kohlberg TE Investors V, L.P.	33,660,144	1,535
Kohlberg Offshore Investors V, L.P.	3,100,197	142
Kohlberg Partners V, L.P.	2,606,117	212
KOCO Investors V, L.P.	2,044,042	—
S.A.C. Domestic Investments, L.P.	548,077	—
Blackstone Mezzanine Partners II L.P.	2,104,673	—
Blackstone Mezzanine Holdings II L.P.	87,635	—
Nitin Patel	50,000	—
Robert Cucuel	238,462	—
Mary Jane Graves	138,462	—
Joey Ryan	38,462	—

Total	90,898,079	4,000

     7. Amendment to Section 7.23 of the Purchase Agreement. Section 7.23 is hereby amended and restated in its entirety as follows:
     Section 7.23 Board Designation Rights. The Buyer will appoint and otherwise take all action necessary to cause a designee of the Kohlberg Entities to be appointed to the Board of Directors of the Buyer.
     8. Amendment to Schedules to the Purchase Agreement. Schedule 4.5 is hereby amended and restated in its entirety as set forth on Attachment A attached hereto. Schedule 5.2 is hereby amended and restated in its entirety as set forth on Attachment B attached hereto.
     9. Effect of Amendment. This Amendment shall become effective, and shall be deemed to be effective as of the date hereof. Except as otherwise expressly modified herein, the Purchase Agreement shall remain unchanged and is in full force and effect. All references in the Purchase Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Purchase Agreement, as amended hereby, shall in all instances remain as of February 6, 2008, and references to “the date hereof” and “the date of the Agreement” shall continue to refer to February 6, 2008.
     10. Counterparts; Execution. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment.

This Amendment shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.
     11. Headings. The headings contained in this Amendment are intended solely for convenience and shall not affect the rights of the parties to this Amendment.
     12. Governing Law. This Amendment and all claims relating to this Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principals of conflict of laws thereof.
     13. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MBF HEALTHCARE ACQUISITION CORP.
By:	/s/ Jorge L. Rico
	Name:	Jorge L. Rico
	Title:	Senior V.P. of Operations

CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC.
By:	/s/ Mary Jane Graves
	Name:	Mary Jane Graves
Title:

KOHLBERG INVESTORS V, L.P.
By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
	Name:	Gordon Woodward
Title:

Attachment A
Schedule 4.5
Seller Ownership of Company
Seller’s record ownership as of the date of the Agreement:

	Number of Common	Number of Preferred
Name of Beneficial Owner	Shares	Shares

Kohlberg Investors V, L.P.	46,281,808	2,111
Kohlberg TE Investors V, L.P.	33,660,144	1,535
Kohlberg Offshore Investors V, L.P.	3,100,197	142
Kohlberg Partners V, L.P.	2,606,117	212
KOCO Investors V, L.P.	2,044,042	—
S.A.C. Domestic Investments, L.P.	548,077	—
Blackstone Mezzanine Partners II L.P.	2,104,673	—
Blackstone Mezzanine Holdings II L.P.	87,635	—
Robert Cucuel	238,462	—
Mary Jane Graves	138,462	—
Nitin Patel	50,000	—
Joey Ryan	38,462	—
TOTAL:	90,898,079	4,000

Attachment B
Schedule 5.2
Company Capitalization
There are 105,000,000 authorized shares of capital stock, consisting of 100,000,000 shares of Common Stock, par value $ 0.001 per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).
There are 4,000 shares of Series A Convertible Preferred Stock outstanding, which shares were issued to the Sellers as provided on Annex A.
There are 90,898,079 shares of Common Stock outstanding.

List of Optionholders, Number of Options and Exercise Price
Optionholder	Number of Options	Grant Date	Exercise Price

Robert Cucuel	1,800,000	12/06/06	$1.00
	2,305,000	01/09/07	$1.00
	375,000	06/30/07	$1.30

Mary Jane Graves	577,500	12/06/06	$1.00
	600,000	01/09/07	$1.00
	500,000	06/30/07	$1.30

Nitin Patel	290,000	12/06/06	$1.00
	210,000	01/09/07	$1.00
	125,000	06/30/07	$1.30

Joey Ryan	290,000	05/21/07	$1.00
	180,000	05/21/07	$1.00
	125,000	06/30/07	$1.30

Colleen Lederer	290,000	02/01/07	$1.00
	125,000	06/30/07	$1.30

Jonathan Manin	75,000	12/06/06	$1.00
	75,000	01/09/07	$1.00
	100,000	06/30/07	$1.30

Steve Slarsky	50,000	04/01/07	$1.00
	10,000	06/30/07	$1.30

List of Optionholders, Number of Options and Exercise Price
Optionholder	Number of Options	Grant Date	Exercise Price

Lou Calamari	50,000	12/06/06	$1.00
	10,000	06/30/07	$1.30

John Consoletti	50,000	01/09/07	$1.00
	10,000	06/30/07	$1.30

Chuck Brown	150,000	04/01/07	$1.00
	30,000	06/30/07	$1.30

Bill Dordelman	50,000	01/09/07	$1.00

Yvonne McDermott	10,000	01/09/07	$1.00
	5,000	06/30/07	$1.30

Stacey Pressley	10,000	01/09/07	$1.00
	5,000	06/30/07	$1.30

Nella Turgeon	15,000	01/09/07	$1.00
	10,000	06/30/07	$1.30

Steve Martini	75,000	01/09/07	$1.00
	10,000	06/30/07	$1.30

Che Helfrich	75,000	01/09/07	$1.00
	10,000	06/30/07	$1.30

Robin Banner	25,000	03/30/07	$1.00
	10,000	06/30/07	$1.30

Mike Ahrendt	25,000	04/10/07	$1.00
	10,000	06/30/07	$1.30

Billy Everett	25,000	03/13/07	$1.00
	10,000	06/30/07	$1.30

Ken Kollmann	40,000	03/19/07	$1.00
	15,000	06/30/07	$1.30

List of Optionholders, Number of Options and Exercise Price
Optionholder	Number of Options	Grant Date	Exercise Price

Penny Lovitt	25,000	03/22/07	$1.00
	20,000	06/30/07	$1.30

Misty Lang	25,000	06/30/07	$1.30

Maryanne Eastman	5,000	06/30/07	$1.30

Gary Martin	6,000	06/30/07	$1.30

Adrienne Fuchs	12,500	06/30/07	$1.30

Total	8,931,000